Exhibit 10.17

AMENDMENT NO. 1
TO
FIRST PREFERRED FLEET MORTGAGE
— on —
Each of the Vessels listed on Schedule 1 attached hereto
RIGDON MARINE CORPORATION,
as Owner
10111 Richmond Ave, Suite 340
Houston, Texas
United States of America
Facsimile: 713 963 0541
Attention: Quintin V. Kneen
to
DVB BANK NV,
as Security Trustee,
as Mortgagee

July 1, 2008

SYNOPSIS OF AMENDMENT NO. 1 TO FIRST PREFERRED FLEET MORTGAGE

Names and Official	See attached Schedule 1
Numbers of the Vessels:

Type of Instrument:	Amendment to First Preferred Fleet Mortgage, dated December 28, 2005, and filed on December 28, 2005 at 07:35 AM and recorded in Batch Number 440967, Document ID 4707368, as supplemented by Supplement to First Preferred Fleet Mortgage, dated May 9, 2007, and filed on May 14, 2007 at 11:10 AM and recorded in Batch Number 587745, Document ID 7150027

Date of Instrument:	July 1, 2008

Name of Owner/Mortgagor	Rigdon Marine Corporation
(Percentage of each Vessel owned):	(100%)

Address of Owner/Mortgagor:	10111 Richmond Ave, Suite 340
Houston, Texas
United States of America
Facsimile: 713 963 0541
Attention: Quintin V. Kneen

Name of Mortgagee:	DVB Bank NV

Address of Mortgagee:	Parklaan 2
3016 BB Rotterdam
The Netherlands

Total amount of Mortgage:	U.S.$249,500,000 (exclusive of interest, expenses and fees)

          THIS AMENDMENT NO. 1 TO FIRST PREFERRED FLEET MORTGAGE (the “Amendment”) is made and given this 1st day of July, 2008, by and between RIGDON MARINE CORPORATION, a corporation incorporated under the laws of the State of Delaware, with offices at 10111 Richmond Ave, Suite 340, Houston, Texas (the “Owner”) and DVB BANK NV, a bank incorporated under the laws of the Netherlands with offices at Parklaan 2, 3016 BB Rotterdam, the Netherlands, as Security Trustee (the “Mortgagee”).
WHEREAS:
          A. The Owner is the sole owner of each of the vessels listed on Schedule 1 attached hereto and made a part hereof (the “Vessels” and each a “Vessel”); and
          B. Pursuant to that certain Senior Secured Credit Facility Agreement dated as December 28, 2005, as amended by Amendment No. 1 thereto (“Amendment No. 1”) dated as of February 28, 2006 and Amendment No. 2 thereto (“Amendment No. 2”) dated as of May 9, 2007 (as so amended by Amendment No. 1 and Amendment No. 2, the “Credit Facility Agreement”), by and among (1) the Owner, as Borrower, (2) the banks and financial institutions identified as the signature pages thereto, as lenders (the “Lenders”), and (3) DVB BANK NV, as facility agent for the Lenders (in such capacity, the “Facility Agent”) and security trustee for the Lenders (in such capacity, the “Security Trustee” and together with the Facility Agent and the Lenders, the “Creditors”), the Owner granted the Mortgagee that certain First Preferred Fleet Mortgage, dated December 28, 2005 and filed at the National Vessel Documentation Center on December 28, 2005 at 07:35 AM and recorded in Batch Number 440967, Document ID 4707368, as supplemented by Supplement to First Preferred Fleet Mortgage, dated May 9, 2007, and filed at the National Vessel Documentation Center on May 14, 2007 at 11:10 AM and recorded in Batch Number 587745, Document ID 7150027 (the “Mortgage”), on the Vessels, which Mortgage remains in full force and effect as of the date hereof; and
          C. Pursuant to that certain Amendment No. 3 to the Credit Facility Agreement, dated as of July 1, 2008 (“Amendment No. 3”), by and among, inter alios, (i) the Borrower, as borrower, (ii) the Lenders and (iii) the Mortgagee, as facility agent and as security trustee, the parties have each agreed, inter alia, to shorten the term of the Facility (as defined in the Credit Agreement) such that the Facility will come due on June 30, 2010; and
          D. The Mortgage, as amended by this Amendment, is supplemental to the Credit Facility Agreement, the Note and the other Security Documents and the security thereby created; and
          NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Mortgagor and the Mortgagee hereby agree as follows:
          1. Definitions. Unless otherwise defined herein, terms defined in the Credit Facility Agreement (as amended by Amendment No. 3, the “Amended Credit Agreement”) shall have the same meaning when used herein.

          2. Grant of Mortgage. In order to secure the repayment of the Facility and the payment of interest thereon and all other sums of moneys from time to time owing to the Mortgagee under the Amended Credit Agreement, the Note and the Security Documents and the performance and observance of and compliance with all the covenants, terms and conditions contained in this Mortgage and the Amended Credit Agreement, the Note and the other Security Documents, the Owner has granted, conveyed, mortgaged, pledged, set over and confirmed and does by these presents grant, convey, mortgage, pledge, set over and confirm unto the Mortgagee, its successors, assigns and transferees, the whole of the Vessels; TO HAVE AND TO HOLD the same unto the Mortgagee, its successors and assigns, forever, upon the terms set forth in the Mortgage, as amended hereby, for the enforcement of the payment of the Obligations (as defined in the Mortgage) and to secure the performance and observance of and compliance with the covenants, terms and conditions contained in the Mortgage, as amended hereby
PROVIDED, ONLY, and the conditions of these presents are such that, if the Owner and/or its successors or assigns shall pay or cause to be paid to the Mortgagee, its respective successors and assigns, the Obligations (as defined in the Mortgage) as and when the same shall become due and payable in accordance with the terms of the Mortgage, as amended hereby, the Amended Credit Agreement, the Note and the other Security Documents and shall perform, observe and comply with all and singular of the covenants, terms and conditions in this Mortgage, as amended hereby, the Amended Credit Agreement, the Note and the other Security Documents contained to be performed, observed or complied with by and on the part of the Owner or its successors or assigns, all without delay or fraud and according to the true intent and meaning hereof and thereof, then, these presents and the rights of the Mortgagee under the Mortgage (as amended hereby) shall cease and determine and, in such event, the Mortgagee agrees by accepting the Mortgage (as amended hereby), at the expense of the Owner, to execute all such documents as the Owner may reasonably require to discharge the Mortgage (as amended herby) under the laws of the United States of America; otherwise to be and remain in full force and effect.
          3. Amendments to Mortgage.
     (a) Exhibit A, attached hereto, being the form of an unexecuted copy of Amendment No. 3, shall amend and supplement the Credit Facility Agreement attached to the original Mortgage;
     (b) The term “this Mortgage” or “the Mortgage” as used in the Mortgage shall be read and construed as references to the Mortgage, as amended hereby; and
     (c) The term “Credit Facility Agreement” as used in the Mortgage shall be read and construed as a reference to the Credit Facility Agreement as amended by Amendment No. 1, Amendment No. 2 and Amendment No. 3;
          4. Filing with NVDC. This Amendment shall be recorded with the National Vessel Documentation Center, at the expense of the Owner, and the Owner will cause to be placed on board each of the Vessels a duly certified copy of this Amendment.

          5. Recording of Amendment. For the purpose of recording this Amendment the total amount of the Mortgage is Two Hundred Forty-Nine Million Five Hundred Thousand Dollars (U.S.$249,500,000) (exclusive of interest, expenses and fees) of which $224,000,000 comprises the Loan and $25,500,000 comprises the Swap Liabilities and interest and performance of mortgage covenants. The discharge amount is the same as the total amount and there is no separate discharge amount for the Vessels. It is not intended that the Mortgage shall include property other than the Vessels, and it shall not include property other than the Vessels as the term “vessel” is used in Subsection (c)(2) of Section 31322 of Title 46 United States Code, as amended. Notwithstanding the foregoing, for property other than the Vessels, if any should be determined to be covered by the Mortgage, the discharge amount is zero point zero one percent (0.01%) of the total amount.
          6. Other Terms Remain Unchanged. The Mortgage shall be deemed amended to the extent necessary to give effect to the foregoing. All other terms and provisions of the Mortgage shall remain unchanged and all of the terms and provisions of the Mortgage, as amended by this Amendment, shall be deemed incorporated herein with the same effect as though set forth at length in this Amendment.
          7. Counterparts. This Amendment may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed to be an original but all such counterparts shall constitute but one and the same agreement.
          8. Headings. In this Amendment, Section headings are inserted for convenience of reference only and shall be ignored in the interpretation of this Amendment.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers or attorneys-in-fact on the date first above written.

OWNER: RIGDON MARINE CORPORATION
By:	/s/ Bruce Streeter
	Name:	Bruce Streeter
	Title:	Chairman & CEO

MORTGAGOR: DVB BANK NV, as Security Trustee
By:	/s/ Matthew Cooley
	Name:	Matthew Cooley
	Title:	Attorney-in-Fact